UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported) October 8, 2010

NORTHRIDGE VENTURES INC.

(Exact name of registrant as specified in its chapter)

Nevada	000-52239	98-0449083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Hurontario Street, Suite 204

Oakville, Ontario L5A 4K4

(Address of principal executive offices)

(647) 294-8537

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K/A originally filed with the Commission on October 13, 2010. Specifically, we are amending Section 5, to add disclosure under Item 5.06 that was inadvertently omitted from the original filing. No other changes in the Current Report have been made. This Amendment continues to speak as of the original filing date and does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original Current Report.

Item 5.06 Change in Shell Company Status

Management has determined that, as a result of the acquisition of the Paradise River Property and the resulting change of business, Northridge Ventures Inc. has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Exchange Act.

To the extent required by Item 5.06 of Form 8-K, the information contained in or incorporated by reference into Items 5.01 and 9.01 of our Current Report on Form 8-K filed October 13, 2010 is hereby incorporated by reference into this Item 5.06.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northridge Ventures Inc.

Date: April 11, 2012	/s/ Caroline Rechia
Caroline Rechia
President & Chief Executive Officer